UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 22, 2011

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

     On March 22, 2011, the Company, announced the proposed offering of $100,000,000 aggregate principal amount of convertible senior notes due 2016 (the “Notes”). The Company’s press release announcing the launch of the offering is filed as Exhibit 99.1.

ITEM 7.01 Regulation FD Disclosure.

     The recent earthquake and tsunami in Japan may have a negative impact on the operations of the business of Photronics, Inc. (the “Company”) as well as some of its most important suppliers and customers. The earthquake and ensuing tsunami have severely damaged the infrastructure in the region including roads, ports and other transportation networks, power generation and distribution facilities and other industrial facilities in a large swath of northeastern Japan. Many industrial plants in the area including facilities of some of the Company’s suppliers have been forced operate at reduced levels. Damage assessments are being made by the Company’s suppliers. It is too early to accurately gauge the likely extent and duration of any possible disruption to their operations. There can be no assurance, however, that the Company will not face disruptions to its supply chain. Any significant or extended disruptions to the Company’s supply chain could have a material adverse affect on its business and results of operations.

ITEM 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

The following is filed as an exhibit to this Report on Form 8-K:

99.1	Press release, dated March 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE March 22, 2011	By	/s/ Richelle Burr
Richelle E. Burr
Vice President, General Counsel